Exhibit 99.1

LaBranche & Co Inc. Jeffrey A. McCutcheon Senior Vice President & Chief Financial Officer (212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Fourth Quarter and Full Year 2009 Results

NEW YORK, January 20, 2010 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the fourth quarter and twelve months ended December 31, 2009. The Company reported an after-tax net loss of $72.5 million, or $1.38 per share, for the 2009 fourth quarter, which includes an after-tax loss on the Company’s shares of NYSE Euronext, Inc. common stock (the “NYX shares”) of $6.6 million and an after-tax impairment charge of $70.2 million related to the sale of LaBranche & Co. LLC’s designated market maker (“DMM”) business. This compares to net income of $1.2 million, or $0.02 per diluted share, for the 2008 fourth quarter, which included a $22.2 million after-tax unrealized loss on the Company’s NYX shares. The Company announced last week that it signed a definitive agreement to sell the DMM business to Barclays Capital Inc., the investment banking division of Barclays Bank PLC (“Barclays”), pursuant to which Barclays will acquire the Company’s DMM operations on the NYSE for $25 million and will also purchase all of the Company’s net DMM positions as of the closing date. The Company will retain all cash and other non-DMM assets, including its NYX shares. The Barclays transaction will generate $25 million of net cash proceeds to the Company, and as a result of the transaction, the Company will no longer have a $76 million net capital requirement related to the DMM operations.

On a pro-forma basis, the Company reported net income from continuing operations for the fourth quarter of 2009 of $3.8 million, or $0.07 per share, compared to pro-forma net income from continuing operations of $14.2 million, or $0.24 per share, for the fourth quarter of 2008, as a result of the Company’s agreement to sell its DMM operations. These pro-forma results include the interest expense on the Company’s public debt of $5.4 million in the fourth quarter of 2009 and $5.9 million in the fourth quarter of 2008. The Company’s public debt will be redeemed in full on February 15, 2010 and the Company will have no interest payments on public debt going forward. These pro-forma results exclude the loss on the NYX shares in the fourth quarters of 2009 and 2008, the income on early extinguishment of debt in the fourth quarter of 2008 and the results of the Company’s discontinued DMM operations in each period, due to the pending sale of its DMM operations.

The Company reported an after-tax net loss of $97.8 million, or $1.78 per share, for the twelve months ended December 31, 2009, which compares to a net loss of $66.0 million, or $1.07 per share, for the twelve months ended December 31, 2008.

On a pro-forma basis, the Company reported a net loss from continuing operations for the twelve months ended December 31, 2009 of $35.5 million, or $0.65 per share, compared to pro-forma net income from continuing operations of $22.6 million, or $0.37 per share, for the twelve months ended December 31, 2008, as a result of the Company’s agreement to sell its DMM operations. These pro-forma results include the interest expense on the Company’s public debt of $21.8 million in the year ended December 31, 2009 and $31.5 million in the year ended December 31, 2008. These pro-forma results exclude the loss on the NYX shares, the income or loss on early extinguishment of debt and the results of the Company’s discontinued DMM operations in 2009 and 2008.

The Company also announced that its Board of Directors has approved a redemption of all its remaining outstanding 11% Senior Notes due 2012, in the aggregate principal amount of $189.3 million, at the current redemption price of 102.75% plus accrued and unpaid interest thereon, pursuant to the optional redemption provisions of the indenture governing the notes. The redemption will be completed on February 15, 2010. Upon completion of the redemption, the indenture will be terminated and the Company will have no outstanding public debt, resulting in a reduction of the Company’s interest expense by approximately $21 million per year.

The Company’s Board of Directors also intends to increase the Company’s share repurchase authorization from the approximately $23.4 million remaining under the current authorization to $100 million upon completion of the sale of the Company’s DMM operations. Repurchases may be made in open market transactions, privately negotiated transactions, in a tender offer, Dutch auction or otherwise, in compliance with applicable state and federal securities laws. The timing and amounts of any purchases will be based on market conditions and other factors, including price and regulatory requirements.

The Company is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally, LaBranche & Co. LLC, one of the largest market-makers on the NYSE in exchange-listed securities, and LaBranche Financial Services, LLC, which provides securities execution, fixed income and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008 (1)	2009	2008 (1)
REVENUES:
Net gain on principal transactions	$38,114	$96,718	$51,196	$240,546
Commissions and other fees	6,996	8,215	29,957	26,035
Net loss on investments	(11,066)	(40,497)	(8,204)	(189,929)
Interest income	8	4,982	2,031	67,011
Other	1,478	567	4,611	2,741

Total revenues	35,530	69,985	79,591	146,404

Interest Expense:
Debt	5,393	5,874	21,838	31,521
Inventory financing	6,950	12,069	23,308	87,530

Total interest expense	12,343	17,943	45,146	119,051

Revenues, net of interest expense	23,187	52,042	34,445	27,353

EXPENSES:
Employee compensation and related benefits	11,799	46,902	39,757	108,231
Exchange, clearing and brokerage fees	8,460	12,844	33,893	41,083
Lease of exchange memberships and trading license fees	42	30	138	177
Depreciation and amortization of intangibles	1,051	945	3,999	3,624
Early extinguishment of debt	—	(610)	(762)	5,395
Other	6,886	5,784	24,848	22,246

Total expenses	28,238	65,895	101,873	180,756

Loss from continuing operations before benefit for income taxes	(5,051)	(13,853)	(67,428)	(153,403)
Benefit for income taxes	(2,265)	(6,244)	(28,604)	(63,986)

Loss from continuing operations	(2,786)	(7,609)	(38,824)	(89,417)

Discontinued operations:
(Loss) income from operations of discontinued unit	(86,702)	14,680	(68,532)	39,023
(Benefit) provision for income taxes	(17,002)	5,872	(9,536)	15,569

(Loss) income from discontinued operations	(69,700)	8,808	(58,996)	23,454

Net (loss) income	$(72,486)	$1,199	$(97,820)	$(65,963)

Weighted average common shares outstanding:
Basic	52,398	59,891	54,935	61,418
Diluted	52,398	60,270	54,935	61,418

Basic net (loss) income per common share:
Continuing operations	$(0.05)	$(0.13)	$(0.71)	$(1.45)
Discontinued operations	$(1.33)	$0.15	$(1.07)	$0.38

Total operations	$(1.38)	$0.02	$(1.78)	$(1.07)

Diluted net (loss) income per common share:
Continuing operations	$(0.05)	$(0.13)	$(0.71)	$(1.45)
Discontinued operations	$(1.33)	$0.15	$(1.07)	$0.38

Total operations	$(1.38)	$0.02	$(1.78)	$(1.07)

(1)	In accordance with FASB accounting standards the results of the DMM business have been reclassified as a discontinued operation for all periods presented.

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	December 31, 2009	December 31, 2008 (1)
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$186,737	$304,179
Cash and securities segregated under federal regulations	1,727	1,876
Receivable from brokers, dealers and clearing organizations	70,270	91,354
Receivable from customers	42,790	—
Financial instruments owned, at fair value	3,378,738	3,169,653

Exchange memberships owned, at adjusted cost (market value of $5,529 and $3,910, respectively)	1,096	1,202
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $15,234 and $14,362, respectively	11,680	16,522
Available for sale	32,748	115,544
Deferred tax assets	25,457	—
Income tax receivable	12,208	—
Other assets	16,712	31,285

Total assets	$3,780,163	$3,731,615

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers, dealers and clearing organizations	$615,245	$105,037
Payable to customers	43,515	36
Financial instruments sold, but not yet purchased, at fair value	2,568,202	2,852,223
Accrued compensation	9,431	75,747
Accounts payable and other accrued expenses	17,526	29,179
Other liabilities	12,945	12,840
Income tax payable	1,968	5,834
Available for sale	749	3,197
Deferred tax liabilities	—	5,349
Short term debt	189,323	—
Long term debt	—	199,323

Total liabilities	3,458,904	3,288,765

Total stockholders’ equity	321,259	442,850

Total liabilities and stockholders’ equity	$3,780,163	$3,731,615

(1)	In accordance with FASB accounting standards the assets and liabilities related to the sale of the DMM business have been reclassified as available for sale for all periods presented.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, which excludes non-operating charges. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended December 31,
	2009				2008
	Amounts as reported	(1) (2) Adjustments		Pro forma amounts	Amounts as reported	(1) (2) Adjustments		Pro forma amounts
Revenues, net of interest expense	$23,187	$11,002	(1)	$34,189	$52,042	$36,987	(1)	$89,029
Total expenses	28,238	—		28,238	65,895	610	(2)	66,505

(Loss) income before (benefit) provision for income taxes	(5,051)	11,002		5,951	(13,853)	36,377		22,524
(Benefit) provision for income taxes	(2,265)	4,401		2,136	(6,244)	14,551		8,307

(Loss) income from continuing operations	(2,786)	6,601		$3,815	(7,609)	21,826		$14,217

Basic per share	$(0.05)	$0.12		$0.07	$(0.13)	$0.37		$0.24
Diluted per share	$(0.05)	$0.12		$0.07	$(0.13)	$0.37		$0.24

	Twelve Months Ended December 31,
	2009				2008
	Amounts as reported	(1) (2) Adjustments		Pro forma amounts	Amounts as reported	(1) (2) Adjustments		Pro forma amounts
Revenues, net of interest expense	$34,445	$6,268	(1)	$40,713	$27,353	$181,376	(1)	$208,729
Total expenses	101,873	762	(2)	102,635	180,756	(5,395	)(2)	175,361

(Loss) income before (benefit) provision for income taxes	(67,428)	5,506		(61,922)	(153,403)	186,771		33,368
(Benefit) provision for income taxes (3)	(28,604)	2,202		(26,402)	(63,986)	74,708		10,722

(Loss) income from continuing operations	(38,824)	3,304		(35,520)	(89,417)	112,063		22,646

Basic per share	$(0.71)	$0.06		$(0.65)	$(1.45)	$1.82		$0.37
Diluted per share	$(0.71)	$0.06		$(0.65)	$(1.45)	$1.82		$0.37

(1)	Revenue adjustment reflects (gain) loss in each accounting period, based on the change in fair market value of the Company’s NYX shares at the end of each such period versus the beginning of such period.
(2)	Expense adjustment reflects the (income) expense associated with early extinguishment of the Company’s debt in accounting period.
(3)	In the first quarter of 2008, the Company recognized a tax benefit due to the release of a tax reserve for an expired tax year, which resulted in a reduced provision for income taxes.